UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2006

EXELIXIS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-30235

Delaware	04-3257395
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

170 Harbor Way
P.O. Box 511
South San Francisco, California 94083-0511
(Address of principal executive offices, including zip code)

(650) 837-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 4, 2006, the named executive officers (as defined under applicable securities laws) of Exelixis, Inc. (the "Company"), George Scangos, Frank Karbe, Jeffrey Latts, Michael Morrissey and Pamela Simonton elected to participate in the Company's Change in Control and Severance Plan, which was adopted on December 9, 2005 (the "Plan").   If a named executive officer's employment with the Company terminates due to an involuntary termination without cause or a constructive termination during a period starting one month prior to and ending 13 months following a change in control, then the executive is entitled to the following benefits under the Plan: (a) a cash payment equal to the sum of the executive's base salary and bonus for 18 months (or 24 months for Dr. Scangos); (b) the vesting of all of the executive's options will accelerate in full and the exercise period of such options will be extended to the later of (i) twelve months after the change in control and (ii) the post-termination exercise period provided for in the applicable option agreement, provided that if such extension would cause the options to be subject to Section 409A of the Internal Revenue Code of 1986, as amended, then the exercise period for such options will be extended to such shorter period that would not cause the options to be subject to Section 409A; (c) payment of health insurance premiums for a period of up to 18 months (or 24 months for Dr. Scangos); and (d) the Company will pay for outplacement services for 18 months, subject to a $30,000 limit (or 24 months for Dr. Scangos, subject to a $50,000 limit). If any of the severance benefits payable under the Plan would constitute a "parachute payment" subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive may receive a reduced amount of the affected severance benefits.

If the employment of a named executive officer with the Company terminates due to (x) a termination without cause before a change in control or (y) a termination without cause or a constructive termination more than 13 months following a change in control, then the executive is entitled to receive a cash severance benefit equal to six months of base salary. In such circumstances, the Company will also pay the executive's COBRA premiums for any health, dental or vision plan sponsored by the Company that the executive is enrolled in for a period of up to six months.

Except as provided in the Plan, the Plan supersedes all severance arrangements between the Company and the named executive officers in effect prior to the date of their participation, including severance arrangements in offer letters or employment agreements.

The foregoing summary of the Plan is not intended to be complete and is qualified by reference to the full text of the Plan filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: January 04, 2006	By:	/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary